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                                                                    EXHIBIT 99.3



                         CONSENT OF DONALD J. HALL, JR.

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ Donald J. Hall, Jr.
          ------------------------
          Donald J. Hall, Jr.


Dated:    March 9, 2000